                                                                    EXHIBIT 3.1


State of Delaware
Secretary of State
Division of Corporations
Filed 05:00 PM 07/22/1997
971243558 - 2326008





               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              DISCOVERY ZONE, INC.


         DISCOVERY ZONE, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

              (1) The name of the Corporation is Discovery Zone, Inc. The original Certificate of Incorporation of the Corporation was filed on February 16, 1993. The name under which the Corporation was originally incorporated was also "Discovery Zone, Inc."

              (2) This Amended and Restated Certificate of Incorporation ("Certificate") further amends and restates in its entirety the Certificate of Incorporation of the Corporation.

              (3) Pursuant to Sections 245 and 303 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                   ARTICLE I

         The name of the Corporation is Discovery Zone, Inc.

                                   ARTICLE II

         The purpose of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         SECTION 1. The Corporation shall be authorized to issue 14,000,000 shares of capital stock, of which 10,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock"), and 4,000,000 shares shall be shares of Preferred Stock, $.01 par value ("Preferred Stock").

         SECTION 2. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (as defined below) is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

         SECTION 3. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                   ARTICLE V

         Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board of Directors") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board of Directors.

                                  ARTICLE VII

         The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

         SECTION 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

         SECTION 2.  Indemnification and Insurance.

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 2 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the

Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE IX

         The Corporation will not issue nonvoting capital stock to the extent prohibited by Section 1123(a)(6) of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that this Article IX (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Company, and (c) in all events may be deemed or eliminated in accordance with applicable law as from time to time in effect.

                                   ARTICLE X

         Restrictions with respect to transfers of shares of capital stock of the Corporation may be contained in the By-Laws of the Corporation, in any agreement among some or all of the stockholders of the Corporation or in the terms of such shares or of any agreement or securities providing for the issuance of such shares.

                                   ARTICLE XI

         Preemptive rights to acquire shares of capital stock of the Corporation may be contained in the By-Laws of the Corporation and in any agreement among some or all of the stockholders of the Corporation.

                                  ARTICLE XII

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                  DISCOVERY ZONE, INC.



                                  By /s/ Scott Bernstein
                                    ------------------------------
                                       Scott Bernstein
                                       Chief Executive Officer
                                         and President

                                  State of Delaware
                                                                         PAGE 1
                           Office of the Secretary of State

                           --------------------------------


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "DISCOVERY ZONE, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JULY, A.D. 1997, AT 5:01 O'CLOCK P.M.

                                  /s/ Edward J. Freel
                                  --------------------------------------------
                                  Edward J. Freel, Secretary of State

                                  AUTHENTICATION:     8575869
                                            DATE:     07-25-97

                                                       State of Delaware
                                                       Secretary of State
                                                       Division of Corporations
                                                       Filed 05:01 PM 07/22/1997
                                                       971243611 - 2326008

             CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
               PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE
                              PREFERRED STOCK OF
                             DISCOVERY ZONE, INC.


                         Pursuant to Section 151 of the
                 General Corporation Law of the State of Delaware

         The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board") of Discovery Zone, Inc., a Delaware corporation (hereinafter called the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation having been fixed by the Board pursuant to authority granted to it under Article IV,
Section 2 of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") add in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware:

         RESOLVED: That, pursuant to authority conferred upon the Board by the Certificate of Incorporation, the Board hereby authorizes the issuance of 1,000 shares of Series A Convertible Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation of the Corporation, as follows:

         l. DESIGNATION AND AMOUNT. The shares of such Series A shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such Series A shall be 1,000.

         2.   DIVIDENDS.

         (a)   No dividends will be paid on the Series A Preferred Stock.

         (b) Notwithstanding the provisions of Section 2(a) above, for so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not pay any dividend or other distribution, whether in cash or other property, on any capital stock of the Corporation ranking on liquidation junior in preference to the Series A Preferred Stock (collectively, the "Junior Stock"), without the prior affirmative vote or written consent of (i) Wafra Acquisition Fund 6, L.P. ("WAF-6"), for so long WAF-6 shall hold at least 1,000 shares of Series A Preferred Stock, and (ii) a majority of the holders of Series A Preferred Stock at any time as WAF-6 shall hold less than 1,000 shares of

Series A Preferred Stock; provided, that, if such vote or consent is given, (i) with respect to dividends payable in cash, the holders of shares of Series A Preferred Stock shall receive a pro rata share of any such dividend or other distribution as if such shares of Series A Preferred Stock had been fully converted into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and (ii) with respect to dividends payable in shares of capital stock of the Corporation, the Conversion Price (as defined in Section 5(b) below) shall be adjusted in accordance with the provisions of Section 6 below.

         (c) Notwithstanding the provisions of Section 2(b) above, following the consummation of a Qualified Initial Public Offering (as defined in the Stock Purchase Agreement, dated as of July 21, 1997 (the "Stock Purchase Agreement"), by and among the Corporation, Birch Holdings L.L.C. (together with Birch Acquisition L.L.C. and each of their respective Related Parties, as such term is defined in the Stock Purchase Agreement being collectively referred to herein as "Birch") and WAF-6, the Corporation may declare a dividend or other distribution in cash without the prior affirmative vote or written consent of either (i) WAF-6, for so long as WAF-6 shall hold at least 1,000 shares of Series A Preferred Stock, and (ii) a majority of the holders of shares of Series A Preferred Stock, at any time as WAF-6 shall hold less than 1,000 shares of Series A Preferred Stock, as the case may be; provided that the holders of shares of Series A Preferred Stock shall receive a pro rata share of any such dividend or other distribution as if such shares of Series A Preferred Stock had been fully converted into shares of Common Stock.

         3.   LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other series of Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $15,000 per share plus dividends, if any, thereon declared but unpaid (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares). If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of the Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock (the "Parity Stock"), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by the holders of Series A Preferred Stock and the holders of Parity Stock upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, the holders of Series A Preferred Stock and the holders of Parity Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3.

         4.   VOTING.

         (a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share is convertible (as adjusted from time to time pursuant to Section 6 hereof), at each meeting of stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of paragraphs (b) and (c) of this Section 4 or by the provisions establishing any other series of preferred stock of the Corporation, the holders of Series A Preferred Stock and holders of any other outstanding preferred stock of the Corporation shall vote together with the holders of Common Stock as a single class.

         (b) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the prior affirmative vote or written consent of (i) WAF-6, for so long as WAF-6 shall hold at least 1,000 shares of Series A Preferred Stock, or (ii) a majority of the holders of shares of Series A Preferred Stock, at any time as WAF-6 shall hold less than 1,000 shares of Series A Preferred Stock, as the case may be:

         (i) Amend or repeal any provision of the Certificate of Incorporation or the Corporation's By-Laws, if such action would alter or adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series A Preferred Stock or increase the number of shares of Series A Preferred Stock authorized thereby; and

         (ii) Enter into any transaction with Birch.

         (c) The Corporation will not, and will not permit any of its Subsidiaries (as defined in the Stock Purchase Agreement) to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its officers, directors or beneficial owners of more than 10% of the Common Stock then outstanding (each such Person, an "Affiliate", and each such transaction, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted pursuant to this paragraph and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Company or such Subsidiary. Notwithstanding the provisions of Section 4(a) above and other than all transactions between the Corporation and Birch which shall be subject to the provisions of Section 4(b)(ii) above, all Affiliate Transactions and each series of related Affiliate Transactions which are similar or part of a common plan, involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board or the board of directors of such Subsidiary, as the case may be; such approval to be evidenced by a resolution stating that such board of directors has determined that such transaction complies with the foregoing provisions which shall be delivered to WAF-6 for so long as WAF-6 shall hold any shares of Series A Preferred Stock. If the Company or any Subsidiary shall enter into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company from a financial point of view from an Independent Financial Advisor (as defined in the Indenture, dated as of July 22, 1997 (the "Indenture"), by and among the Corporation, the Subsidiary Guarantors named therein and State Street Bank and Trust Company, as Trustee, (as used in this Certificate, all references to the Indenture refer to the Indenture as in effect on the Closing Date (as defined in the Stock Purchase Agreement) and are without regard to any subsequent amendment(s) thereto) and deliver such opinion to WAF-6 for so long as WAF-6 shall hold any shares of Series A Preferred Stock. Notwithstanding the foregoing, the restrictions set forth in this Section 4(c) shall not apply to (i) reasonable fees and expenses and compensation paid to, and any indemnity provided on behalf of, officers, director, employees or consultants of the Corporation or any Subsidiary, as determined in good faith by the Board or senior management of the Corporation, and (ii) transactions exclusively between the Corporation and any wholly owned Subsidiary or exclusively between or among any wholly owned Subsidiaries.

         5. OPTIONAL CONVERSION. (a) Each share of Series A Preferred Stock may be converted at any time, at the option of the holders of the Series A Preferred Stock, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

         (b)  The initial conversion rate (the per share equivalent of (i)
18.5% of the then outstanding shares of Common Stock on a fully diluted basis, divided by (ii) 1,000) for the Series A Preferred Stock shall be 1,191.6260 shares of Common Stock for each one share of Series A Preferred Stock surrendered for conversion. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided. For purposes of this Section 5, the term "fully diluted" shall give effect to the exercise of all warrants, stock options and stock appreciation rights, in respect of the Common Stock and other securities convertible into or exchangeable for Common Stock (whether outstanding on the Issuance Date, granted or reserved for granting or issuance), other than stock options or stock appreciation rights in respect of Common Stock granted, reserved or available for granting (the exercise of which would not result in dilution to WAF-6 in an amount in excess of 10% as calculated on a fully diluted basis) under the Corporation's 1997 Stock Incentive Plan (the "Stock Incentive Plan").

         (c) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the holders of the Series A Preferred Stock an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by Nasdaq, and if there are not such closing bid and asked prices, on the basis of the Fair Market Value (as determined in Section 10 below) per share as determined in good faith after due inquiry by the Board.

         (d)  Whenever the conversion rate shall be adjusted as provided in
Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion rate that will be effective after such adjustment. Promptly after delivery of such statement, the Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

         (e) ln order to exercise the conversion privilege, the holder of each share of Series A Preferred Stock shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation, or in blank, at the principal office of the transfer agent (or if no transfer agent shall be at the time appointed, then to the Corporation at its principal office), and shall give written notice to the Corporation at such office that they elect to convert the share represented by such certificate, or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). The Corporation shall pay any issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue and delivery of any shares or Common Stock issued and delivered upon conversion of the Series A Preferred Stock to a person(s) with name(s) other than the name(s) in which the Series A Preferred Stock is registered and the Corporation shall not be required to issue or deliver such Common Stock unless or until the person(s) requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The date of receipt by the transfer agent or by the Corporation, as the case may be, of the certificate(s) and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate(s) for shares of Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to the holders of the Series A Preferred Stock, as applicable, or on its written order, certificate(s) for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (f) The Corporation shall, at all times as any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then existing par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion rate.

         (g) Upon any such conversion, no adjustment to the conversion rate shall be made for accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock so delivered.

         (h) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the then authorized number of shares of Series A Preferred Stock accordingly.

         6.   ANTI-DILUTION PROVISIONS.

         The number and kind of shares issuable upon the conversion of shares of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends. If, at any time after the Issuance Date, (i) the Corporation shall pay a stock dividend or other distribution payable in shares of capital stock of the Corporation or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of

Common Stock, then, on the date of the payment of such dividend or distribution (retroactive to the record date) or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon conversion of shares of Series A Preferred Stock will be increased so that the holders of shares of Series A Preferred Stock will be entitled to received the number of shares of Common Stock that such holders would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto or, in the case of a stock dividend or other distribution payable in shares of capital stock of the Corporation, prior to the record date for determination of shareholders entitled thereto.

         (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the Issuance Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon conversion of each share of Series A Preferred Stock will be decreased so that the holders of shares of Series A Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock that such holders would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto.

         (c) Reorganization, Etc. If any capital reorganization of the Corporation, or any reclassification of the Common Stock, or any consolidation of the Corporation with or merger of the Corporation with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Corporation or another person) with respect to or in exchange for Common Stock, then, upon conversion of each Share of Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such holders would have been entitled to receive upon conversion of such shares of Series A Preferred Stock had such shares been converted immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments (as determined in good faith by the Board) that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

         (d) Stock and Rights Offering at Less than Fair Market Value. (1) If at any time after the Issuance Date, the Corporation shall (x) issue to holders of Common Stock, (y) issue or sell or (z) fix a record date for the issuance to holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock) (any of the foregoing being referred to herein as "Convertible Securities"), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than Fair Market Value (as determined below) on the date of such issuance or such record date, then, immediately after the date of such issuance or sale or on such record date, the number of shares of Series A Preferred Stock shall be increased so that the holders of shares of Series A Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holders would have been entitled to receive immediately before the date of such issuance or sale or such record date, had such holders converted their shares of Series A Preferred Stock immediately prior thereto by a fraction, the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible or exchangeable or exercisable, as the case may be), and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the Convertible Securities, as the case may be, so offered) would purchase at such Fair Market Value.

         (2) If at any time after the Issuance Date, the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 6(d)(1) above) (any of the foregoing being referred to herein as "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of shares of Series A Preferred Stock upon conversion thereof so that, in addition to the shares of Common Stock issuable upon conversion thereof, such holders will receive upon such conversion the amount and kind of such Securities that such holders would have received if the holders had, immediately prior to the record date for the distribution of the Securities, converted the Series A Preferred Stock, then the number of shares or Common Stock issuable upon conversion shall be increased so that the holders thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holders would have been entitled to receive immediately before such record date, had the holders converted the Series A Preferred Stock immediately prior thereto, by a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on such record date, and the denominator of which shall be such Fair Market Value per share of Common Stock minus the then fair market value (as reasonably determined in good faith by an independent appraiser) of the portion of the Securities so distributed applicable to one share of Common Stock.

         (e) Above Fair Market Value Repurchases of Common Stock. If, at any time or from time to time after the Issuance Date, the Corporation or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Corporation (or any Convertible Security) at a weighted average purchase price in excess of the Fair Market Value thereof, on the Business Day (as defined below) immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or
(iii) the public announcement of either (such date being referred to as the "Determination Date"), the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be increased so that the holders of shares of Series A Preferred Stock thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such holders would have been entitled to receive before the Determination Date, had the holders converted their shares of Series A Preferred Stock immediately prior thereto, by a fraction, the numerator of which shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Determination Date minus the number of shares of Common Stock (or shares of Common Stock into which the Convertible Securities are convertible or exchangeable or exercisable, as the case may be) represented by the securities repurchased or to be purchased by the Corporation or any Subsidiary thereof in such repurchase and (2) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of shares of Common Stock outstanding immediately prior to the Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the sum of (1) the aggregate consideration paid by the Corporation in connection with such repurchase and (2) in the case of Convertible Securities, the additional consideration required to be received by the Corporation upon the conversion, exchange or exercise of such securities.

         (f) If, at any time after the Issuance Date and for so long as shares of Series A Preferred Stock shall continue to be outstanding, the Corporation shall issue shares of Common Stock or Convertible Securities to holders of Disputed Claims (as defined in the Third Amended Plan of Reorganization, dated March 11, 1997) in settlement of such Claims, in the aggregate, in excess of the amounts set forth in Section 4.3(a)(i)(x) and

Section 4.3(a)(vi) of the Stock Purchase Agreement, then on the date of any such issuance, the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock shall be increased so that the number of shares of Common Stock issuable to the holder(s) of Series A Preferred Stock on the date of any such issuance (after giving effect to any such issuance) and the number of shares of such holder(s) as of the Closing Date shall equal the same percentage of the total number of shares of Common Stock outstanding, on a fully diluted basis (without giving effect to the exercise of any options granted pursuant to the Stock Incentive Plan). However, if the Corporation shall, in the resolution of such Disputed Claim, issue less than all of the shares set forth in Section 4.3(a)(i)(x) and Section 4.3(a)(vi) of the Stock Purchase Agreement, the remaining shares may be distributed to the holders of Common Stock without adjustment of the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock pursuant to this Section 6.

         (g)  Carryover.  Notwithstanding any other provision of this Section
6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the holders of shares of Series A Preferred Stock if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the earlier to occur of (i) the conversion of all or any portion of such holder's shares of Series A Preferred Stock and (ii) the next subsequent adjustment that, together with any adjustments so carried forward, shall amount to 1% or more of the number of shares to be so delivered.

         (h) No Adjustments for Certain Incentive Compensation or Issuance of Series A Preferred Stock Shares. Notwithstanding any other provision hereof, it is expressly understood that the Series A Preferred Stock shall not be adjusted with respect to (a) Common Stock or Convertible Securities, in any case, that may be issued to any of the Corporation's officers or employees pursuant to any employee benefit plan, stock incentive plan, bonus plan or employment arrangement (including the Stock Incentive Plan) (each, a "Plan"), to the extent that (A) such Common Stock, rights, options or warrants, together with all such other Common Stock, rights, options or warrants previously issued to any officers or employees of the Corporation pursuant to any such Plan, represent 10% or less of the outstanding Common Stock on a fully diluted basis (including the shares of Series A Preferred Stock issued to WAF-6 on the Issuance Date), calculated as of the Issuance Date and (B) the purchase, conversion, exchange or exercise price per share of Common Stock, as the case may be, of each such share of Common Stock, right, option, or warrant is not less than the book value per share of Common Stock as of the Issuance Date, without giving effect to the issuance and sale of the Warrants (as defined in the Stock Purchase

Agreement), or (b) the issuance of any shares of Common Stock upon conversion thereof.

         (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of shares of Series A Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation will not increase the par value of any shares of Common Stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion.

         (j) The Corporation, in its sole discretion, shall have the right at any time, or from time to time, to increase the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, including as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to recipients.

         (k) Other Adjustments. If any event occurs as to which the foregoing provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the conversion rights of the holder of shares of Series A Preferred Stock in accordance with the essential intent and principles of this Section 6, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of adversely affecting the holders of shares of Series A Preferred Stock.

         7.   OPTIONAL REDEMPTION.

         (a) From and after the earliest to occur of (i) the sale, assignment, transfer, lease, conveyance or other disposition of all or subsequently all of the assets of the Corporation to any Person, in a single transaction or series of related transactions; (ii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is not the surviving entity;
(iii) the consolidation or merger, in a single transaction or series of related transactions, of the Corporation with or into another Person pursuant to which the Corporation is the surviving entity (a

"Forward Merger") and (w) the shareholders of the Corporation immediately preceding such Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Corporation on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred, (y) the net worth of the Corporation immediately following the consummation of such Forward Merger, shall not at least equal the net worth of the Corporation immediately preceding such Forward Merger or (z) immediately following the consummation of such Forward Merger, the Corporation would not be permitted to incur any additional Indebtedness pursuant to Section
4.12 of the Indenture, and (iv) the expiration of the sixty-second month following the date of closing of the Offering (as defined in the Stock Purchase Agreement), the holders of the Series A Preferred Stock may elect to cause the Corporation, upon written notice given to the Corporation by the holders (the "Redemption Notice"), to redeem all of the shares of the Series A Preferred Stock (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Delaware) at a price per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends declared but unpaid thereon, equal to the greater of (x) $15,000 and (y) if the Common Stock shall not at such time be listed on a national securities exchange or quoted on Nasdaq, the value of the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible based on the appraised value of the Corporation as determined by a qualified Independent Appraiser reasonably acceptable to the holders of the Series A Preferred Stock as of the 90th day following the date of the Redemption Notice, which appraised value shall be determined as though the Corporation had consummated an initial public offering of Common Stock (in which WAF-6 had participated) on the date of such Redemption Notice (such amount is hereinafter referred to as the "Redemption Price"). If the Corporation is unable at any Redemption Date (as defined below) to redeem any shares of Series A Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws. Notwithstanding the foregoing, the provisions of this Section 6 shall not apply in the event of an internal reorganization of the Corporation involving only the Corporation and its wholly owned Subsidiaries pursuant to which the Corporation is the surviving entity.

         (b) The date fixed for any such redemption (the "Redemption Date") shall be the first business day which is at least 180 days, after the date of delivery of the Redemption Notice. On or prior to each Redemption Date, the holders of the Series A Preferred Stock shall surrender their certificate(s) representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the

Redemption Price of such shares shall be payable to the holders of the Series A Preferred Stock and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (c) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

         8.   SUBSCRIPTION RIGHT.

         (a) If at any time after the date hereof, the Corporation proposes to issue, other than in an underwritten offering, equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities of the Corporation (except for any issuances under any stock incentive or other similar plan of the Corporation hereafter created and approved by the Board)), then, the Corporation shall:

         (i) give at least five business days advance written notice to the holders of the Series A Preferred Stock setting forth in reasonable detail: (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or
[6~              restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities;
              (3) the amount of such securities proposed to be issued; and (4) such other information as may be reasonably required in order to evaluate the proposed issuance; and

         (ii) offer to sell to the holders of the Series A Preferred Stock a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then held by all holders of the Series A Preferred Stock, by (y) the total number of Common Shares then outstanding on a fully diluted basis (without giving effect to the exercise of any options granted under the Stock Incentive Plan).

         (b) The holders of the Series A Preferred Stock shall have the option to accept such offer as to any or all of the shares so offered within 10 days after receipt of such notice from the Corporation. To the extent that the Corporation offers two or more Proposed Securities in units, the holders of the Series A Preferred Stock must purchase such units as a whole and will not be given the opportunity to purchase only one of the Proposed Securities constituting such unit.

         (c) Upon the expiration of the offering period described above, the Corporation shall be free to sell such Proposed Securities that the holders of the Series A Preferred Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of the Series A Preferred Stock. Any Proposed Securities offered or sold by the Corporation after such 90-day period must be reoffered to the holders of the Series A Preferred Stock pursuant to this Section 8. The election by the holders of the Series A Preferred Stock not to exercise their subscription rights under this Section 8 in any one instance shall not affect their right (other than in respect of a reduction in its percentage of holdings of capital stock of the Corporation) as to any subsequent issuance of Proposed Securities by the Corporation. Any sale of Proposed Securities by the Corporation without first giving the holders of the Series A Preferred Stock the rights described in this Section 8 shall be void and of no force and effect.

         (d) The rights and obligations of this Section 8 shall terminate on the date the Common Stock is quoted on Nasdaq or listed on any national securities exchange.

         9.   REPURCHASE RIGHT.

         (a) If (A) the Corporation, in a single transaction or series of related transactions, (i) sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the assets of the Corporation to any Person; (ii) consolidates or merges with or into another Person and the Corporation is not the surviving entity; or (iii) consummates a Forward Merger and (w) the shareholders of the Corporation immediately preceding such Forward Merger will not continue to own at least a majority of the outstanding shares of capital stock of the Corporation on a fully diluted basis following the consummation of such Forward Merger, (x) as a direct or indirect result of such Forward Merger, a Change of Control (as defined in the Indenture) shall have occurred, (y) the net worth of the Corporation immediately following the consummation of such Forward Merger, shall not at least equal the net worth of the Corporation immediately preceding such Forward Merger; or (z) immediately following the consummation of such Forward Merger, the Corporation would not be permitted to incur any additional Indebtedness pursuant to Section 4.12 of the Indenture, and
(B) the consideration payable in respect of any event described in the immediately preceding clause (i), (ii) or (iii) does not consist solely of cash (a "Repurchase Event"), the Corporation shall offer to repurchase (a "Repurchase Offer"), in accordance with the procedures set forth in this Section 9, all shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof at the per share Fair Market Value of the Common Stock issuable upon conversion thereof (the "Repurchase Price"). The Corporation shall, subject to the provisions described in this Section 9, be required to purchase all of the shares of Series A Preferred Stock or Common Stock issuable upon conversion thereof properly tendered pursuant to a Repurchase Offer and not withdrawn. Notwithstanding the foregoing, the provisions of this Section 9 shall not apply in the event of an internal reorganization of the Corporation involving only the Corporation and its wholly owned Subsidiaries pursuant to which the Corporation is the surviving entity.

         (b) The Repurchase Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Repurchase Date (as hereinafter defined).

         (c) Not later than the 30th day following the occurrence of a Repurchase Event, the Corporation shall mail to each holder of shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof a notice (the "Repurchase Notice") stating, among other things:

              (1) that a Repurchase Event has occurred and that such holder has the right to require the Corporation to repurchase such holder's shares, or portion thereof, at the Repurchase Price;

              (2) any information regarding such Repurchase Event required to be furnished under applicable federal and State securities laws, rules and regulations;

              (3) a purchase date (the "Repurchase Date"), which shall be on a Business Day and no earlier than 30 days nor later than 60 days after the occurrence of a Repurchase Event;

              (4) that any shares of Series A Common Stock not tendered or accepted for payment shall be subject to appropriate adjustment as required by Section 6 hereof; and

              (5) the instructions a holder must follow in order to have shares of Series A-Preferred Stock or shares of Common Stock issuable upon conversion thereof repurchased in accordance with this Section 9.

         No failure of the Corporation to give the foregoing notice shall limit any right of any holder right to exercise a repurchase right hereunder.

         (d) To exercise the repurchase right, the holder must deliver, on or before the fifth calendar day prior to the Repurchase Date (provided that the Repurchase Notice shall have been delivered to each holder at least ten calendar days prior to the Repurchase Date), written notice of the Corporation (or an agent designated by the Corporation for such purpose) of the exercise of such repurchase right, together with the holders certificates with respect to which the right is being exercised, duly endorsed for transfer.

         (e) On the Repurchase Date, the Corporation shall (i) accept for payment shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof tendered pursuant to the Repurchase Notice, (ii) appoint a depository or paying agent, deposit with such depository or paying agent money sufficient to pay the Repurchase Price of all shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof so tendered and (iii) deliver to the holders of shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof so accepted together with an Officers' Certificate stating the shares tendered to the Corporation. The depository, the Corporation or the paying agent, as the case may be, shall promptly mail to the holders whose shares are so accepted payment in an amount equal to the Repurchase Price, and the Corporation shall promptly issue and mail to holders new Series A Preferred Stock or Common Stock certificates, as the case may be, representing the tendered but unpurchased number of shares of Series A Preferred Stock or Common Stock, as applicable. The Corporation will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

         (f) The Corporation, to the extent applicable and if required by law, will comply with the Securities Exchange Act of 1934, as amended, and any other federal and state securities laws, rules and regulations that may then be applicable to any offer by the Corporation to purchase the shares of Series A

Preferred Stock or shares of Common Stock issuable upon conversion thereof pursuant to the provisions of this Section 9.

         10. DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

         Business Day means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

         Fair Market Value means, with respect to any share of Common Stock, as of the date of determination:

         (a) If the Common Stock is listed or admitted for trading on a national securities exchange or stock market (including, if applicable, the Nasdaq Stock Market), the Fair Market Value shall be the average of the closing sales prices for 30 consecutive trading days ended immediately preceding the date in question of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading; or, if not quoted on any national securities exchange or stock market, the average of the highest reported bid and lowest reported asked quotation during the 30 consecutive trading days immediately preceding the date in question; or

         (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or if such a sale is not made on at least 25 of such days, the Fair Market Value shall be as reasonably determined in good faith by the Board (which determination shall be reasonably described in the written notice delivered to the holder of shares of Series A Preferred Stock) or, if an objection is made to such determination by a Qualifying Holder of shares of Series A Preferred Stock (as defined below) in accordance with the following sentence, as determined by a qualified Independent Appraiser in accordance with the following sentence. In the event that any Qualifying Holder of shares of Series A Preferred Stock shall object to the determination of the Board of the Fair Market Value by delivering written notice to the Corporation within ten Business Days following the receipt by such Qualifying Holder of shares of Series A Preferred Stock of such determination of the Board, the Fair Market Value shall instead be determined by a qualified Independent Appraiser reasonably acceptable to the holders of the Series A Preferred Stock. The term "Qualifying Holder of shares of Series A Preferred Stock" shall include any holder of shares of Series A Preferred Stock that, at the time of any objection to the determination of the Board of the Fair Market Value, beneficially owns, together with its Affiliates, at least 10% of the Common Stock on a fully diluted basis. The determination of the Board of the Fair Market Value shall be binding and conclusive if no objection is made to such determination by a Qualifying Holder of shares of Series A Preferred Stock. The fees and expenses of any qualified Independent Appraiser determining the Fair Market Value shall be borne by the Corporation and the determination by such qualified Independent Appraiser of the Fair Market Value shall be binding and conclusive.

         "Independent Appraiser" means any nationally recognized investment banking or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship in the Company or any of its Affiliates at the time of the appraisal) selected in good faith by the Board.

         "Person" means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

         IN WITNESS WHEREOF, Discovery Zone, Inc. has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock to be duly executed by the undersigned and affirm the foregoing as true under the penalties of perjury this 22 day of July, 1997.


                                            DISCOVERY ZONE, INC.



                                            By /s/ Scott Bernstein
                                              --------------------------------
                                              Name:  Scott Bernstein
                                              Title: Chief Executive Officer
                                                         and President